EXHIBIT 3.2
BYLAWS
OF
TMSF REIT, INC.
(the “Corporation”)
(Adopted as of September 23, 2005)
ARTICLE I
MEETINGS OF STOCKHOLDERS
     1.1 Place and Time of Meetings. Meetings of stockholders shall be held at such place, either inside or outside the borders of the State of Maryland, and at such time as may be provided in the notice of the meeting and approved by the Chair of the Board of Directors (the “Chair”), the Chief Executive Officer, the President or the Board of Directors.
     1.2 Annual Meetings. The annual meeting of stockholders shall be held in the month of [May] of each year on such date as may be designated by resolution of the Board of Directors for the purpose of electing directors and conducting such other business as may properly come before the meeting. The Corporation shall hold its first annual meeting of stockholders beginning with the year 2006.
     With respect to the annual meeting of stockholders, subject to the rights of holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (A) pursuant to a notice of meeting from the Corporation, (B) by or at the direction of the Board of Directors and upon the recommendation of the nominating and corporate governance committee of the Corporation, or (C) by a stockholder in accordance with these bylaws (the “Bylaws”) and the corporate governance policies adopted by the Corporation as in effect from time to time.
     1.3 Special Meetings. Special meetings of the stockholders may be called by the Board of Directors and shall be called by the Secretary upon written demand of such number of stockholders required to cast a majority of all the votes entitled to be cast at the meeting. Special meetings of the stockholders may also be called by the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation in the manner specified in the Corporation’s Articles of Incorporation, as amended (the “Charter”), or the articles supplementary filed as part of the Charter. Only business within the purpose or purposes described in the notice for a special meeting of the stockholders may be conducted at the special meeting.
     With respect to a special meeting of the stockholders, except as otherwise provided for or fixed by or pursuant to the provisions of the Charter relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (A) pursuant to a notice of the special meeting from the Corporation, (B) by or at the direction of the Board of Directors and upon the recommendation of the nominating and corporate governance committee of the Corporation, or (C) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder in accordance with the Bylaws and the corporate governance policies which have been adopted by the Corporation.
     1.4 Record Dates. The record date for determining stockholders entitled to demand a special meeting is the date the first stockholder signs the demand that the meeting be held.

     Except as is provided in the preceding paragraph the Board of Directors may fix, in advance, a record date to make a determination of stockholders for any purpose, such date to be not more than 90 days before the meeting or action requiring a determination of stockholders. If no such record date is set, then the record date shall be the close of business on the day before the date on which the first notice is given.
     When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     1.5 Notice of Meetings. Written notice stating the place, day and hour of each meeting of stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 90 days before the date of the meeting (except when a different time is required [in these Bylaws] or by law) either in writing or by electronic transmission delivered personally, by mail or electronic transmission to each stockholder of record entitled to vote at such meeting and to such nonvoting stockholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the stockholder at such stockholder’s address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed to be effective (i) when given personally, (ii) when transmitted by electronic transmission, or (iii) when left at the stockholder’s residence or usual place of business. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Corporation’s Secretary, assistant secretary or transfer agent or another person responsible for giving of notice. For the purposed of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that (i) may be retained, retrieved and reviewed by a recipient of the communication; and (ii) may be reproduced directly in paper form by a recipient through an automated process.
     If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to stockholders as of the new record date unless a court provides otherwise.
     1.6 Waiver of Notice; Attendance at Meeting. A stockholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing or by electronic transmission and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.
     A stockholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the stockholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

     1.7 List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.
     1.8 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law, these Bylaws or the Charter. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.
     1.9 General Right to Vote; Proxy Representation. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock such stockholder owns of record either in person or by written proxy signed by the stockholder or by duly authorizing another person to act as proxy. Unless a proxy provides otherwise, it is not valid more than 11 months after its date of execution. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.
     1.10 Action Without Meeting. Action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be given in writing or by electronic transmission by each stockholder entitled to vote on the matter and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous consent shall be effective according to its terms when all consents are in the possession of the Corporation unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein provided that the consent states the date of execution by each stockholder. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.
     If not otherwise fixed pursuant to the provisions of Section 1.4, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent described in the preceding paragraph.
     1.11 Advance Notice for Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors, the proposing stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation, and otherwise comply with any applicable provisions of the corporate governance policies adopted by the Corporation as in effect from time to time. In order for such notice to be timely, such notice must be received by the Corporation by the close of business not less than 60 nor more than 90 days prior to the first anniversary of the date the previous year’s proxy materials for the annual meeting were mailed. For the 2006 annual meeting, the previous year’s proxy materials shall be deemed to have been mailed on [May ___], 2005; provided that this sentence shall cease to be a part of these Bylaws after the holding of the 2006 annual meeting and any adjournments thereof.
ARTICLE II
DIRECTORS
     2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Charter.
     2.2 Number, Term and Election. The number of directors of the Corporation shall be fixed by the Board of Directors within the limits set forth in the Charter. The directors shall be elected at the annual meeting of stockholders, except as hereinafter provided, and shall hold office, unless removed, until the next annual meeting of the stockholders or until their successors are elected to replace them. No individual shall be named or elected as a director without such director’s prior consent and directors of the Corporation need not be stockholders of the Corporation nor residents of the State of Maryland. The Board of Directors shall appoint one director to serve as Chair. The Chair shall serve as chair of the meetings of stockholders and the meetings of the Board of Directors that he or she attends.
     2.3 Removal; Vacancies. Directors may be removed and replaced in the manner prescribed by the Charter of the Corporation.

     2.4 Committees; Committee Procedure. The Board of Directors may appoint from among its members committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except as prohibited by Maryland corporate law, which delegation may be in the form of a committee charter adopted or ratified by the Board of Directors, or other document setting forth delegations that are continuing in nature.
     Each committee may fix rules of procedure for its business. Unless otherwise expressly provided in a committee charter: (i) a majority of the members then serving on a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee; (ii) the members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member; (iii) any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee; and (iv) the members of a committee may conduct any meeting thereof by telephone or other electronic communication in accordance with the provisions set forth in Section 2.10.
     2.5 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall constitute a regular meeting, shall be held as soon as reasonably practicable following each annual meeting of stockholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the State of Maryland, as the Chair, the Chief Executive Officer, the President or the Board of Directors shall designate from time to time or by means of remote communication. If no place is designated, regular meetings shall be held at the principal office of the Corporation.
     2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chair, the Chief Executive Officer, the President or by a majority of directors then serving as directors of the Corporation and shall be held at such times and at such places, within or without the State of Maryland, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.
     2.7 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of Directors shall be given in writing by electronic transmission, or by telephone to each director in person or delivered to such director’s residence or business address (or such other place as such director may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, by electronic transmission or by telephoning such notice to such director. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.
     2.8 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing or by electronic transmission filed with the minutes or corporate records.
     A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon such director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     2.9 Quorum; Voting. A majority of the number of directors then serving as directors of the Corporation shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) such director objects, at the beginning of the meeting or promptly upon such director’s arrival, to holding it or transacting specified business at the meeting or (ii) such director votes against or abstains from the action taken.
     2.10 Telephonic and Other Meetings. Any or all directors may participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     2.11 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors or committee of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be given in writing or by electronic transmission by each director and included in the minutes or filed in paper or electronic form with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director.

     2.12 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in connection with their service as members of the Board of Directors.
ARTICLE III
OFFICERS
     3.1 Officers. The officers of the Corporation shall be a President, a Treasurer and a Secretary and, in the discretion of the Board of Directors, one or more Vice-Presidents (which may include executive, senior, assistant, and other designations of Vice-Presidents) and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Board of Directors may also designate the Chief Executive Officer and a Chief Financial Officer of the Corporation. Any two or more offices may be held by the same person except that no person may serve concurrently as both President and Vice President.
     The Chief Executive Officer and the President of the Company shall have the authority to appoint such additional Vice Presidents, Assistant Vice Presidents and Assistant Secretaries and other officers as the Chief Executive Officer or President shall deem appropriate, provided that any officer appointed by the Chief Executive Officer or the President shall serve in an acting capacity only, and such appointment shall terminate on the date of the next regular meeting of the Board of Directors unless such appointment is ratified or superseded by action of the Board of Directors.
     3.2 Election; Term. Officers shall be elected at the annual meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.
     3.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause.
     3.4 Duties of Officers. The officers shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors.
     3.5 Compensation. The Board of Directors or, if so delegated in accordance with Section 2.4, the compensation committee of the Corporation, if any, shall have the power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.
ARTICLE IV
STOCK
     4.1 Form. Shares of the Corporation shall, when fully paid, may be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates, if any, shall be signed, manually or by facsimile, by the officers permitted under applicable law and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all signatures on a share certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if such person were such officer on the date of issue.
     4.2 Transfer. Subject to the Charter, the Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates, if any, representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.
     4.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate, if any, representing the shares.
     4.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or such stockholder’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.
ARTICLE V
MISCELLANEOUS PROVISIONS
     5.1 Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Charter, if any, may be authorized and declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Charter and the general laws of the State of Maryland.
     5.2 Corporate Seal. If the Corporation so desires to use a corporate seal, the corporate seal of the Corporation, which may be hand-drawn shall be circular and shall have inscribed thereon, within and around the circumference the name of the Corporation. In the center shall be the word “SEAL”.
     5.3 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.
     5.4 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made only by action of the Board of Directors at any regular or special meeting of the Board of Directors. Amendment of this provision requires action by the Board of Directors and approval by the stockholders by not less than two-thirds of all votes entitled to be cast on the matter.
     5.5 Control Share Acquisition Act. The Corporation hereby expressly elects not to be governed by the provisions of Section 3-701 et seq. of the Maryland General Corporation Law.

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